EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                            Nine      Three
                                           months     months
                                           ended      ended
                                          Sept. 30,  Sept. 30,             Year ended December 31,
--------------------------------------------------------------------------------------------------------------
                                            2000      2000      1999      1998      1997      1996      1995
--------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $4,502    $1,388    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
   (a) Fixed charges:
         (1) Interest on borrowed funds     2,540       879     2,794     2,240     1,788     1,686     2,492
         (2) 1/3 of rent                       60        20       103        96        92        95        90
   (b) Preferred dividends                     50        16        85        97       157       183       129
                                           ------    ------    ------    ------    ------    ------    ------
   (c) Adjusted earnings                   $7,152    $2,303    $6,408    $6,209    $5,799    $5,149    $5,065
                                           ======    ======    ======    ======    ======    ======    ======
Fixed charges and preferred dividends      $2,650    $  915    $2,982    $2,433    $2,037    $1,964    $2,711
                                           ======    ======    ======    ======    ======    ======    ======
Adjusted earnings/fixed charges              2.70x     2.52x     2.15x     2.55x     2.85x     2.62x     1.87x
                                           ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                          Nine      Three
                                         months     months
                                         ended      ended
                                        Sept. 30,  Sept. 30,             Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                           2000      2000      1999      1998      1997      1996      1995
------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes              $4,502    $1,388    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
   (a) Fixed charges:
        (1) Interest on borrowed funds     2,540       879     2,794     2,240     1,788     1,686     2,492
        (2) 1/3 of rent                       60        20       103        96        92        95        90
        (3) Interest on deposits           2,701       920     3,516     3,706     3,339     3,433     3,517
   (b) Preferred dividends                    50        16        85        97       157       183       129
                                          ------    ------    ------    ------    ------    ------    ------
   (c) Adjusted earnings                  $9,853    $3,223    $9,924    $9,915    $9,138    $8,582    $8,582
                                          ======    ======    ======    ======    ======    ======    ======
Fixed charges and preferred dividends     $5,351    $1,835    $6,498    $6,139    $5,376    $5,397    $6,228
                                          ======    ======    ======    ======    ======    ======    ======
Adjusted earnings/fixed charges             1.84x     1.76x     1.53x     1.62x     1.70x     1.59x     1.38x
                                          ======    ======    ======    ======    ======    ======    ======

                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                          Nine      Three
                                         months     months
                                         ended      ended
                                        Sept. 30,  Sept. 30,             Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                           2000      2000      1999      1998      1997      1996      1995
------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes              $4,502    $1,388    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds     2,540       879     2,794     2,240     1,788     1,686     2,492
        (2) 1/3 of rent                       60        20       103        96        92        95        90
                                          ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                   $7,102    $2,287    $6,323    $6,112    $5,642    $4,966    $4,936
                                          ======    ======    ======    ======    ======    ======    ======
Fixed charges                             $2,600    $  899    $2,897    $2,336    $1,880    $1,781    $2,582
                                          ======    ======    ======    ======    ======    ======    ======
Adjusted earnings/fixed charges             2.73x     2.54x     2.18x     2.62x     3.00x     2.79x     1.91x
                                          ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                          Nine      Three
                                         months     months
                                         ended      ended
                                        Sept. 30,  Sept. 30,             Year ended December 31,
------------------------------------------------------------------------------------------------------------
                                           2000      2000      1999      1998      1997      1996      1995
------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes              $4,502    $1,388    $3,426    $3,776    $3,762    $3,185    $2,354
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds     2,540       879     2,794     2,240     1,788     1,686     2,492
        (2) 1/3 of rent                       60        20       103        96        92        95        90
        (3) Interest on deposits           2,701       920     3,516     3,706     3,339     3,433     3,517
                                          ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                   $9,803    $3,207    $9,839    $9,818    $8,981    $8,399    $8,453
                                          ======    ======    ======    ======    ======    ======    ======
Fixed charges                             $5,301    $1,819    $6,413    $6,042    $5,219    $5,214    $6,099
                                          ======    ======    ======    ======    ======    ======    ======
Adjusted earnings/fixed charges            1.85x     1.76x     1.53x     1.62x     1.72x     1.61x     1.39x
                                          ======    ======    ======    ======    ======    ======    ======


                                       2